SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2007

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01 Other Events

mPhase Technologies, Inc. announced today that it has executed with Double U. Master Fund, L.P., a limited partnership organized under the laws of the British Virgin Islands, a Private Equity Credit Agreement for an aggregate of up to $6 million in financing through the sale, from time to time of the common stock of mPhase at a 14% discount to its market value (determined as set forth in detail in the Private Equity Credit Agreement). The terms of the Agreement provide that mPhase will have the option to "PUT" up to $300,000 of its common stock to the Partnership per month upon the effectiveness of a Form S-1 Registration Statement covering such shares of common stock. Under the terms of the Agreement, mPhase is not obligated to draw any minimum amount of money under the Private Equity Credit Line.

Exhibit 99.1: Private Equity Credit Line Agreement dated as of June 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: July 6, 2007